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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 25, 2002

TARGET RECEIVABLES CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

0-26930	41-1812153
(Commission File Number)	(I.R.S. Employer Identification Number)

Target Receivables Corporation
1000 Nicollet Mall
31st Floor, Suite 3136
Minneapolis, Minnesota 55403
(612) 696-3102
(Address, including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Office)

Item 5: Other Events

The Monthly Servicer's Certificates for the Monthly Period ended February 2, 2002 and the Monthly Certificateholders' Statements for the Monthly Period ended February 2, 2002, with respect to the Class A Asset Backed Certificates, 6.25% Series 1997-1, the Class B Asset Backed Certificates, Series 1997-1, the Class A Asset Backed Certificates, 5.90% Series 1998-1 and the Class B Asset Backed Certificates, Series 1998-1, the Floating Rate Class A Asset Backed Certificates, Series 2001-1, and the Class B Asset Backed Certificates, Series 2001-1, issued by the Target Credit Card Master Trust, were delivered to the Trustee on February 20, 2002, and the Monthly Certificateholders' Statements were then distributed to Certificateholders on February 25, 2002.

The above described Monthly Servicer's Certificates are filed as Exhibits 20.1, 20.3 and 20.5 to this Report. The above described Monthly Certificateholders' Statements are filed as Exhibits 20.2, 20.4 and 20.6 to this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 4, 2002
TARGET RECEIVABLES CORPORATION
	By:	/s/ Terrence J. Scully
	Name:	Terrence J. Scully
	Title:	Vice President

EXHIBIT INDEX

Exhibit Number	Description
20.1	Series 1997-1 Monthly Servicer's Certificate for the Monthly Period ended February 2, 2002.
20.2	Series 1997-1 Monthly Certificateholders' Statement for the Monthly Period ended February 2, 2002.
20.3	Series 1998-1 Monthly Servicer's Certificate for the Monthly Period ended February 2, 2002.
20.4	Series 1998-1 Monthly Certificateholders' Statement for the Monthly Period ended February 2, 2002.
20.5	Series 2001-1 Monthly Servicer's Certificate for the Monthly Period ended February 2, 2002.
20.6	Series 2001-1 Monthly Certificateholders' Statement for the Monthly Period ended February 2, 2002.

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  Item 5: Other Events
SIGNATURES
EXHIBIT INDEX